                                                                EXHIBIT d(12)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                      RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                         GUARANTEE                    MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                            MATURITY DATE            (AS A PERCENTAGE OF AVERAGE NET ASSETS)*
------------                          -----------------        -------------------------------------------
                                                               Class A     Class B     Class C     Class Q
                                                               -------     -------     -------     -------
ING Principal Protection Fund         October 11, 2006           1.75%       2.50%       2.50%       1.75%

ING Principal Protection Fund II      January 31, 2007           1.75%       2.50%       2.50%       1.75%

ING Principal Protection Fund III     June 5, 2007               1.75%       2.50%       2.50%       1.75%

ING Principal Protection Fund IV      October 8, 2007            1.75%       2.50%       2.50%       1.75%

ING Principal Protection Fund V       January 22, 2008           1.75%       2.50%       2.50%        N/A

ING Principal Protection Fund VI      April 23, 2008             1.75%       2.50%       2.50%       1.75%

ING Principal Protection Fund VII     June 26, 2008              1.75%       2.50%       2.50%        N/A

ING Principal Protection Fund VIII    December 22, 2008          1.75%       2.50%       2.50%        N/A

ING Principal Protection Fund IX      April 21, 2009             1.75%       2.50%       2.50%        N/A

ING Principal Protection Fund X       August 14, 2009            1.75%       2.50%       2.50%        N/A

ING Principal Protection Fund XI      November 18, 2009          1.75%       2.50%       2.50%        N/A

ING Principal Protection Fund XII     February 16, 2010          1.75%       2.50%       2.50%        N/A

ING Principal Protection Fund XIII    April 21, 2010             1.75%       2.50%       2.50%        N/A

ING Principal Protection Fund XIV     July 14, 2010              1.75%       2.50%       2.50%        N/A

---------------------
* Effective through to the Guarantee Maturity Date, thereafter this limit is subject to change if the Agreement is extended as contemplated in
      Section 3.